                                                                   Exhibit 11.1
                                                                   ------------


NDC AUTOMATION, INC
COMPUTATION OF EARNINGS PER SHARE
For The Year Ended November 30, 2001

                                                                                                  FULLY
                                                                                   PRIMARY        DILUTED
                                                                                   EPS            EPS
                                                                                   --------------------------
                                                                    Exercise
NUMBER OF SHARES UNDERLYING OUTSTANDING                  # shares   Price
                                                         ---------------------
    OPTIONS:   93 plan                                     49,000    $ 1.56000     $  76,440.00   $  76,440.00
               97 Plan                                     44,500    $ 0.50000     $  22,250.00   $  22,250.00
                                                                                   $       0.00   $       0.00
                                                         --------
                                                           93,500
                                                         ========                  ---------------------------
PROCEEDS UPON EXERCISE OF OPTIONS                                                  $  98,690.00   $  98,690.00
                                                                                   ===========================

NUMBER OF SHARES UNDERLYING OUTSTANDING
    WARRANTS:                                                                                 0              0
EXERCISE PRICE PER SHARE                                                           $       0.00   $       0.00
PROCEEDS UPON EXERCISE OF WARRANTS                                                 $       0.00   $       0.00

                                                                                   ---------------------------
    TOTAL PROCEEDS                                                                 $  98,690.00   $  98,690.00
                                                                                   ===========================

MARKET PRICE OF COMMON STOCK
    AVERAGE DURING THE PERIOD ENDED November 30, 2001                              $       0.29
    CLOSING AT November 30, 2001                                                                  $       0.21

SHARES THAT COULD BE REPURCHASED
    WITH TOTAL PROCEEDS
                                                                                        343,021
                                                                                   ============
                                                                                                       469,952
                                                                                                  ============

EXCESS OF SHARES UNDERLYING OPTIONS/WARRANTS
    OVER SHARES THAT COULD BE REPURCHASED

                                                                                       (249,521)
                                                                                                      (376,452)

COMMON STOCK EQUIVALENT SHARES                                                                0              0
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING                                                                       3,586,451      3,586,451
                                                                                   ===========================

TOTAL AVERAGE NUMBER OF COMMON AND
    COMMON EQUIVALENT SHARES                                                          3,586,451      3,586,451
                                                                                   ===========================

NET INCOME                                                                         $ 580,818.00   $ 580,818.00
                                                                                   ===========================

EARNINGS PER SHARE                                                                 $     0.1619   $     0.1619
                                                                                   ===========================
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